As filed with the Securities and Exchange Commission on June 17, 2005

Registration No. 333-94713

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BTU International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2781248
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

23 Esquire Road
North Billerica, MA 01862-2596
(978) 667-4111
(Address of principal executive offices, including zip code)

BTU International, Inc. 1993 Equity Incentive Plan
BTU International, Inc. 1998 Stock Option Plan for Non-Employee Directors
BTU International, Inc. 2003 Equity Incentive Plan
(Full title of the plans)

Paul J. van der Wansem
Chairman and Chief Executive Officer
BTU International, Inc.
23 Esquire Road
North Billerica, MA 01862-2596
(978) 667-4111
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Keith F. Higgins, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)

PART II
Item 8. Exhibits.
SIGNATURES
EX-5.1 Consent of Ropes & Gray LLP

EXPLANATORY NOTE

     This post-effective amendment is being filed because shares that are subject to outstanding options granted under the 1993 Equity Incentive Plan of BTU International, Inc. (the “Registrant”) that are forfeited or cancelled in whole or in part on or after May 16, 2003 may be awarded under the 2003 Equity Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit

5.1 Opinion of Ropes & Gray LLP, filed herewith.

24.1 Power of Attorney, filed herewith (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the North Billerica of The Commonwealth of Massachusetts, on this 17th day of June, 2005.

BTU International, Inc.
By:	/s/ Paul J. van der Wansem
	Name:	Paul J. van der Wansem
	Title:	Chairman, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul J. van der Wansem and Thomas P. Kealy, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to this Post-Effective Amendment and any and all amendments and supplements thereto, (including post-effective amendments) to be filed by BTU International, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PAUL J. VAN DER WANSEM Paul J. van der Wansem	Chairman, Chief Executive Officer and Director	June 17, 2005
/s/ THOMAS P. KEALY Thomas P. Kealy	Principal Financial Officer, Chief Accounting Officer and Corporate Controller	June 17, 2005
/s/ J. SAMUEL PARKHILL J. Samuel Parkhill	Director	June 17, 2005
John E. Beard	Director
Dr. Jeffrey Ch. Chu	Director
/s/ JOSEPH F. WRINN Joseph F. Wrinn	Director	June 17, 2005
/s/ G. MEAD WYMAN G. Mead Wyman	Director	June 17, 2005